MEMORANDUM OF UNDERSTANDING



     THIS MEMORANDUM, effective this 10th day of April, 1996, is entered into by and between Roy F. Weston, Inc. (WESTON[R]) having its principal place of business at 1 Weston Way, West Chester, Pennsylvania 19380 (hereinafter called "WESTON"), and Innotek Corporation, having its principal place of business at 1300 Tower Building, 323 Center Street, Little Rock, Arkansas 72201 (hereinafter called "Innotek").

     WHEREAS, WESTON has experience in environmental analysis and consultation; and

     WHEREAS, Innotek has experience in the development of STORS/Not Rem DSR (dual shell reactory) technology (the
"Technologies"); and

     WHEREAS, Innotek and WESTON are interested in teaming with each other in pursuing business opportunities for the application of the Technologies; and

     WHEREAS, the Parties desire to set forth the groundrules which shall govern their teaming relationship;

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, it is agreed as follows:

ARTICLE I  DEFINITIONS

(A)  "Customer" shall mean any potential customer.

(B) "Parties" or "Team" shall mean Innotek and WESTON, collectively.

(C)  "Party" shall mean either of Innotek or WESTON.

(D) "Program" shall mean an opportunity the parties have jointly decided in writing to pursue involving the application of the Technologies, on behalf of a Customer.

ARTICLE II  SCOPE OF MEMORANDUM

     The purpose of this Memorandum is to provide a framework for both Parties to cooperate and pursue opportunities which would involve the Technologies. Each Party agrees to inform the other about opportunities in which it believes it would be beneficial to involve the other Party.

     With respect to any such Program that the Parties agree in writing to jointly pursue, (i) the Parties shall co-operate in the marketing, sale and support of such Programs in accordance with the provisions of this Memorandum, except as may be otherwise mutually agreed upon by the Parties and (ii) neither Party shall act in any manner, either directly or indirectly, which would in any way be inconsistent or competitive with the scope of cooperation set forth above. Until and unless the Parties have agreed in writing to pursue an opportunity, they are free to pursue opportunities individually or with other companies.

     The Parties recognize that a successful teaming will benefit both Parties, and will particularly help to establish Innotek and the Technologies. Therefore, the Parties will negotiate in good faith an arrangement whereby WESTON can share in the success of Innotek, provided the Parties successfully obtain Projects for the Technologies, through one or a combination of the following: (i) stock purchase warrants, (ii) a degree of exclusivity in the use of the Technologies, (iii) a right of first refusal on certain types of Projects or for certain customers or (iv) some other equitable arrangement.

ARTICLE III  WORKSCOPE

     With respect to any contract awarded to a Party under a Program, the general allocation of the Program workscope shall be as follows:

     (1) WESTON shall have responsibility for that portion of the Program workscope which is allocated to WESTON in Exhibit "A" attached hereto; and

     (2) Innotek shall have responsibility for that portion of the Program workscope which is allocated to Innotek in Exhibit "A" attached hereto.

     The Parties shall determine on a case-by-case basis, which Party shall be the Prime Contractor and which Party shall be the Subcontractor, based, inter alia, on marketing considerations and the requirements of the particular Customer for each Program.

ARTICLE IV  ADMINISTRATION

     As soon as practicable after the effective date of this Memorandum, the Parties will each designate a point of contact to be responsible for coordination of their cooperation hereunder. The Points of Contact will maintain open communications to coordinate the overall cooperation of the Parties hereunder and to resolve any differences that may arise during the course of the implementation of this Memorandum or the performance of a Program.

ARTICLE V  EXPENSES

     Each party shall bear all of its own expenses incurred in connection with its obligations and activities under this Memorandum.

ARTICLE VI  INDEPENDENT CONTRACTORS

     Each Party, in undertaking its responsibilities hereunder shall be deemed an independent contractor and nothing in this Memorandum shall constitute, create, or in any way be interpreted as a joint venture, partnership, or formal business organization of any kind. Accordingly, neither party hereto shall assume or be liable for the respective liabilities and obligations of the other Party, including warranty obligations expressed, implied or statutory, nor is either Party authorized by this Memorandum to act on behalf of the other, except as specifically authorized herein.

ARTICLE VII  ASSIGNMENT

     Neither Party may assign or transfer its interest herein without the prior written consent of the other Party and any attempted assignment shall be null and void and without force and effect.

ARTICLE VIII  TERMINATION

     This Memorandum and all rights and duties hereunder, except as provided in Article IX, shall automatically expire and be deemed terminated upon the date of either Party giving written notice of termination to the other Party.

ARTICLE IX  PROPRIETARY INFORMATION

     Each Party shall maintain all proprietary information furnished by the other Party of the hereunder in confidence in accordance with the terms of the Proprietary Information
     Agreement effective 8/22/95, a copy of which is attached.

ARTICLE X  PUBLICITY

     Any news release, public announcement, advertisement or publicity released by either Party concerning this Memorandum or any proposal or any resulting Prime Contract or Subcontract, to be carried out hereunder, will be subject to prior approval of the other Party except as may be reasonably required by law.

ARTICLE XI  GOVERNMENT REGULATIONS

     This Memorandum shall be subject to all the laws, regulations (including end-use restrictions), import export regulations, the Foreign Corrupt Practices Act and all other administrative acts now or hereafter in effect in the United States of America and its respective departments and agencies.

ARTICLE XII  SOLE MEMORANDUM MODIFICATIONS AND WAIVERS

     This is the sole Memorandum between the Parties as to the subject matter covered herein. It supersedes all prior agreements and representations between the Parties. No modification, alteration, amendment, or waiver shall be effective unless evidenced by a written amendment signed by duly authorized representatives of both Parties. No failure or delay by either Party in exercising any power or right hereunder shall operate as a waiver, nor shall any single or partial exercise of any such power or right. Such powers and rights are cumulative and in addition to any and all powers and rights now or hereafter existing at law or in equity.


IN WITNESS WHEREOF, the Parties, have caused this Memorandum to be duly executed effective the day and year first written.


ROY F. WESTON, INC.                INNOTEK CORPORATION


By:  /s/ Manmohan N. Bhatla        By:  /s/ Dennis Cossey
   ---------------------------        ---------------------------

Name:  Manmohan N. Bhatla          Name:  Dennis Cossey

Title:  VP                         Title:  CEO








                           EXHIBIT "A"

         ALLOCATION OF TASKS BETWEEN INNOTEK AND WESTON



WESTON shall:       1.   develop projects
                    2.   consultation and process engineering
                    3.   provide engineering, construction/
                         construction management, installation,
                         operations and maintenance








INNOTEK shall:      1.   develop projects
                    2.   provide the technology ("Process Package"
                         for the proprietary technology) at a
                         reasonable license fee no greater than
                         their most favored licensees









                           EXHIBIT "B"

                    NON-DISCLOSURE AGREEMENT